ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 1, 1996 (except with respect to the stock split discussed in Note 1 and the agreement with Tadiran Information Systems, Ltd. discussed in Note 8, as to which the date is August 30, 1996) included in VIASOFT, Inc.'s annual report on Form 10-K for the year ended June 30, 1996 and to all references to our firm included in this registration statement.



                                                             ARTHUR ANDERSEN LLP
Phoenix, Arizona
 November 20, 1996










                                  EXHIBIT 23.1